UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 3, 2010

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Press Release of Corning Incorporated (the “Company”) dated August 3, 2010 (the “Press Release”) relating to the tender offer (described below) is furnished herewith as Exhibit 99.1. The information in the attached Press Release is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01.	Other Events

On August 3, 2010, the Company announced that it has commenced a cash tender offer for up to $225 million aggregate principal amount of its 5.9% Notes due 2014, 6.2% Notes due 2016 and 8.875% Debentures due 2016 on the terms and subject to the limits and conditions set forth in an Offer to Purchase dated August 3, 2010.

The information contained in this report shall not constitute a tender offer to purchase or a solicitation of acceptance of a tender offer.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: August 3, 2010	By	/S/ DENISE A. HAUSELT
Denise A. Hauselt
Vice President, Secretary and Assistant General Counsel

Index to Exhibits

(d)	Exhibits

99.1	Press Release

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